UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2021

Citius Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-206903	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CTXR	The Nasdaq Capital Market
Warrants to purchase common stock	CTXRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

We held a special meeting of stockholders on May 24, 2021. At the meeting, stockholders were asked to vote on three proposals. These proposals are described in detail in the definitive proxy statement, which we filed with the Securities and Exchange Commission on April 12, 2021.

At the meeting, stockholders voted on Proposal 2 to approve the adjournment of the special meeting, and any adjournment or postponement thereof, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 (an increase in the authorized shares of common stock). The vote was 55,978,590 shares for, 13,875,775 shares against, 852,570 shares abstaining and no broker non-votes.

Next, at the meeting, stockholders voted on Proposal 3 to approve the Citius Pharmaceuticals, Inc. 2021 Omnibus Stock Incentive Plan. The vote was 25,524,515 shares for, 4,550,381 shares against, 532,806 shares abstaining and 40,099,233 broker non-votes.

In light of the approval by stockholders to permit adjournment to solicit additional proxies, and given that the results of the voting so far indicate the clear majority of shares that have been voted to date have voted to approve Proposal 1, we decided to adjourn the meeting with respect to such proposal until 8:00 a.m. (Eastern Time) on June 21, 2021 at our headquarters at 11 Commerce Drive, First Floor, Cranford, New Jersey. This Current Report on Form 8-K will be amended to report the results of Proposal 1 once we receive the final results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: May 24, 2021	/s/ Myron Holubiak
Myron Holubiak
President and Chief Executive Officer

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